UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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  Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

BIOANALYTICAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholders of Bioanalytical Systems, Inc.:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) to be held Thursday, February 15, 2007, at 10:00 a.m. (EST) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana.

At the meeting, shareholders will vote on the election of five persons to the Board of Directors. Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely, Bioanalytical Systems, Inc. Peter T. Kissinger, Ph.D. Chairman and Chief Scientific Officer

BIOANALYTICAL SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 15, 2007

To Shareholders of Bioanalytical Systems, Inc.:

The Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) will be held at the principal executive offices of BASi, at 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 15, 2007 at 10:00 a.m. (EST) for the following purposes:

(a)	To elect five directors of BASi to serve for a one-year term; and

(b)	to transact such other business as may properly come before the meeting.

Holders of BASi common shares of record at the close of business on December 31, 2006 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Candice B. Kissinger
Secretary

January 17, 2007
West Lafayette, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

BIOANALYTICAL SYSTEMS, INC., PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 15, 2007

General Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, February 15, 2007, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 17, 2007.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of each of the nominees for director named below. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

As of the close of business on December 31, 2006, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,892,127 common shares of BASi. Each outstanding common share is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the outstanding common shares are present, in person or by proxy, at the Annual Meeting. If a quorum is present, the nominees for director will be elected by a plurality of the votes cast.

A copy of the BASi Annual Report and Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2006, accompanies this proxy statement. The financial statements contained in the Annual Report and Form 10-K are not incorporated by reference in this proxy statement. The solicitation of proxies is being made by BASi, and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone.

Proposals for 2008 Annual Meeting

Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2008 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before September 28, 2007. If notice of any other shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders is not received by BASi on or before December 14, 2007, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

Beneficial Ownership of Common Shares

The following table sets forth certain data with respect to those persons known by BASi to be the beneficial owners of five percent or more of the outstanding common shares of BASi as of December 31, 2006, and also sets forth such data with respect to each director of BASi, each officer listed in the Executive Compensation table (beginning on page 6 of this proxy statement), and all directors and executive officers of BASi as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the common shares indicated.

Beneficial Ownership of Common Shares

Name(1)	Shares Owned	Shares Owned Jointly	Shares/ Options Owned Beneficially	Options Exercisable Within 60 Days of December 21, 2006	Total	%
Peter T. Kissinger(2)	430,947	595,910	268,310	—	1,295,167	25.2%
Candice B. Kissinger(2)	250,956	595,910	432,301	16,000	1,295,167	25.2%
William B. Baitinger(3)	—	146,512	—	10,000	156,412	3.1%
David W. Crabb	—	—	—	—	—	—
Ronald E. Shoup(3)	451	88,517	—	27,000	115,968	2.3%
Leslie B. Daniels(4)	38,042	—	31,175	—	69,217	1.3%
Michael R. Cox	—	—	—	37,500	37,500	0.7%
Edward M. Chait	—	—	—	37,500	37,500	0.7%
Richard M. Shepperd	750	—	—	—	750	—

10 Executive Officers and
Directors as a Group	723,810	847,528	31,175	149,250	1,734,517	33.8%

(1)	All addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.
(2)	Shares beneficially and jointly owned by Dr. Kissinger and his wife Mrs. Kissinger. Mrs. Kissinger is custodian for 1,354 shares split equally between their two sons, included in Beneficial Ownership.
(3)	Shares owned jointly by Mr. Baitinger’s and Dr. Shoup’s wives, respectively.
(4)	Shares beneficially owned may be acquired upon conversion of a $498,809 convertible subordinated debenture at $16.00 per share.

1.  ELECTION OF DIRECTORS

Nominees

The Bylaws of BASi provide for no fewer than seven and no more than nine directors, each of whom is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated the following current directors for re-election at the Annual Meeting: Peter T. Kissinger, Candice B. Kissinger, William E. Baitinger, David W. Crabb and Leslie B. Daniels (collectively, the “Nominated Directors”). The Board of Directors has determined that each of the Nominated Directors, other than Peter T. Kissinger and Candice B. Kissinger, is an “independent director” as defined in the applicable rules of the NASDAQ Stock Market. There are two vacancies on the board at this time, and the Nominating Committee is searching for qualified individuals to fill the vacancies. The Board of Directors expects to fill these vacancies in due course.

The Board of Directors recommends that shareholders vote FOR the election of all of the Nominated Directors. Unless authority to vote for any Nominated Director is withheld, the accompanying proxy will be voted FOR the election of all the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than five nominees. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

The following table shows certain information about the Nominated Directors:

Name	Age	Position	Served as Director Since
Peter T. Kissinger, Ph.D	62	Chairman of the Board; Chief Scientific Officer	1974
Candice B. Kissinger	55	Senior Vice President; Director of Research; Director	1978
William E. Baitinger	72	Director	1979
David W. Crabb	53	Director	2004
Leslie B. Daniels	59	Director	2003

Business Experience of Nominated Directors

Peter T. Kissinger, Ph.D. founded BASi in 1974 and has served as its Chairman, President and Chief Executive Officer from that time until September, 2006. In September, 2006, Dr. Kissinger resigned the position of President and Chief Executive Officer, and assumed the role of Chief Scientific Officer. He is also a part-time Professor of Chemistry at Purdue University, where he has been teaching since 1975. Dr. Kissinger has a Bachelor of Science degree in Analytical Chemistry from Union College and a Ph.D. in Analytical Chemistry from the University of North Carolina.

Candice B. Kissinger has been Senior Vice President of BASi since January 2000 and currently also serves as Director of Research. She has obtained for BASi U.S. and international patents for BASi products including Raturn, Culex, linear microdialysis probe, Empis automated drug infusion system and Chads for Vials with additional patents pending. Ms. Kissinger has a Bachelor of Science degree in Microbiology from Ohio Wesleyan University and a Master of Science degree in Food Science from the University of Massachusetts. She has served as a director and Secretary of BASi since 1978.

William E. Baitinger has served as a director of BASi since 1979. Mr. Baitinger was Director of Technology Transfer for the Purdue Research Foundation from 1988 until 2000. In this capacity he was responsible for all licensing and commercialization activities from Purdue University. He currently serves as Special Assistant to the Vice President for Research at Purdue University. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

David W. Crabb, M.D. has served as a director of BASi since February 2004. He has been Chairman of the Indiana University Department of Medicine since 2001. Previously he had served as Chief Resident of Internal Medicine and on the Medicine and Biochemistry faculty of Indiana University. He was appointed Vice Chairman for Research for the department and later Assistant Dean for Research. Dr. Crabb serves on several editorial boards. He is Director of the Indiana Alcohol Research Center funded by NIAAA. He was a recipient of an NIH Merit Award and numerous other research and teaching awards.

Leslie B. Daniels joined the BASi Board of Directors in July 2003. Mr. Daniels is a founding partner of CAI, a private equity fund in New York City. He previously was President of Burdge, Daniels & Co., Inc., a principal in venture capital and buyout investments as well as trading of private placement securities, and before that, a Senior Vice President of Blyth, Eastman, Dillon & Co. where he had responsibility for the corporate fixed income sales and trading departments. Mr. Daniels is a former Director of Aster-Cephac SA, IVAX Corporation, MIM Corporation, Mylan Laboratories, Inc., NBS Technologies Inc. and MIST Inc. He was also Chairman of Zenith Laboratories, Inc. and currently serves as Chairman of Turbo Combustor Technology Inc. and as a Director of SafeGuard Health Enterprises, Inc.

Family Relationships

Peter T. Kissinger and Candice B. Kissinger are husband and wife. There is no other family relationship among the directors and executive officers of BASi.

Compensation of Directors

Directors who are not employees of BASi receive $2,000 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at such meetings. Directors of BASi or an affiliate of BASi who are not employed by BASi or any affiliate may also participate in the BASi 1997 Outside Director Stock Option Plan, as may be approved from time to time by the Compensation Committee. Directors who are employees of BASi do not receive any additional compensation for their services as directors.

Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation and Incentive Stock Option, Audit, and Nominating Committees. Scheduled meetings are supplemented by frequent informal exchange of information and actions taken by unanimous votes without meetings.

No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. Three out of five members of the Board of Directors attended the 2006 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in 2006

Compensation and Incentive Stock Option	William E. Baitinger	2
	Leslie B. Daniels
	David W. Crabb

Audit	William E. Baitinger	5
	Leslie B. Daniels
	David W. Crabb

Nominating	William E. Baitinger	0
	David W. Crabb
	Leslie B. Daniels

Board of Directors		5

The Compensation and Incentive Stock Option Committee makes recommendations to the Board of Directors with respect to:

        • compensation arrangements for the executive officers of BASi,

        • policies relating to salaries and job descriptions,

        • insurance programs,

        • benefit programs, including retirement plans,

        • administration of the 1990 and 1997 Employee Incentive Stock Option Plans, and

        • the 1997 Outside Director Stock Option Plan.

The Audit Committee is responsible for:

        • reviewing with the auditors the scope of the audit work performed,

        • establishing audit practices,

        • overseeing internal accounting controls,

        • reviewing financial reporting, and

        • accounting personnel staffing.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as attachment A to BASi’s Proxy Statement for fiscal 2005. Audit Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by Rule 4200(a) (15) of the NASD listing standards). The Board of Directors has determined that Leslie B. Daniels is an “audit committee financial expert” (as defined by Item 401(h) of Regulation S-K) and is “independent” (as defined by Item 7(d) (3) (iv) of Schedule 14A).

The Nominating Committee is responsible for receiving and reviewing recommendations for nominations to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. Nominating Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by rule 4200 (a) (15) of the NASD listing standards). The Board of Directors has not adopted a written charter for the Nominating Committee.

Shareholders of BASi may nominate directors by providing timely notice thereof in proper written form to the Secretary of BASi. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of BASi (a) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of BASi which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of BASi which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The chair of the Nominating Committee or his or her designee shall have the authority to determine whether a nomination is properly made in accordance with the foregoing procedures. If the chair of the Nominating Committee or his or her designee determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, and experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating Committee will evaluate nominees for directors submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

Executive Compensation
The following table sets forth information with respect to the aggregate compensation paid during each of the last three fiscal years to BASi’s President and Chief Executive Officer and each of the other executive officers of BASi whose total compensation exceeded $100,000 during fiscal 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Fiscal Year	Salary		Bonus	All Other Compensation		Options Granted
Peter T. Kissinger, Ph.D	2006	$108,284		—	$27,801	(1)	—
Chairman of the Board,	2005	$107,674		—	$27,756	(1)	—
Chief Scientific Officer	2004	$24,000		—	$27,380	(1)	—

Richard M. Shepperd(4)	2006	—		—	—		—
President and Chief
Executive Officer

Michael R. Cox	2006	$153,000		—	$4,182	(3)	—
Vice President, Finance and	2005	$152,500		—	$4,279	(3)	—
Chief Financial Officer	2004	$76,728		—	—		50,000

Ronald E. Shoup, Ph.D	2006	$132,572		$12,896	$9,124		—
Chief Operating Officer, BASi	2005	$128,133		—	$7,946	(3)	—
Contract Research Services	2004	$124,000		—	$7,594	(3)	40,000

Edward M. Chait, Ph.D	2006	$150,461		—	—		—
Executive Vice President	2005	$25,000	(2)	—	—		50,000

Candice B. Kissinger	2006	$107,697		$10,588	$28,435	(1)	—
Senior Vice President, Research;	2005	$105,193		—	$27,597	(1)	—
Secretary and Director	2004	$101,800		—	$22,401	(1)	30,000

(1)	Includes premiums paid on a life insurance policy on the life of Dr. Kissinger and Mrs. Kissinger, the beneficiary of which is a trust established for their benefit, in the amount of $20,865 in each of 2006, 2005 and 2004 and contributions to BASi’s 401(k) plan on Dr. Kissinger and Mrs. Kissinger, respectively.
(2)	Compensation is from August 1, 2005, the date Dr. Chait’s employment with BASi was initiated.
(3)	All other compensation contributions for Mr. Cox, Dr. Shoup and Dr. Silvon were to BASi’s 401(k) plan on their behalf, respectively.
(4)	Joined Company in October, 2006.

There were no option grants to the Named Executive Officers in the fiscal year ended September 30, 2006.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
The following table sets forth certain information concerning exercisable and unexercisable options held by the Named Executive Officers at September 30, 2006:

			Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money Options at September 30, 2006(1)
	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter T. Kissinger	—	—	—	—	—	—
Ronald E. Shoup	—	—	27,000	20,000	$18,030	$15,000
Edward M. Chait	—	—	37,500	12,500	—	—
Michael R. Cox	—	—	37,500	12,500	$25,500	$8,500
Candice B. Kissinger	—	—	11,000	20,000	$5,510	$4,500

(1)	Calculated on the basis of $5.26 per share, which was the closing price of the common shares as reported on the NASDAQ National Market System on September 30, 2006.

Employment Agreements
Michael R. Cox Employment Agreement  On April 1, 2004, the Company entered into an Employment Agreement with Michael R. Cox, pursuant to which the Company agreed to employ Mr. Cox as the Chief Financial Officer of the Company through September 30, 2006. After September 30, 2006, the Employment Agreement is automatically extended for successive one year periods, until such time as either Mr. Cox or the Company gives the other party ninety days’ written notice before the end of the term, at which time, the Employment Agreement will expire at the end of the current term. The Company also agreed to pay Mr. Cox a base salary of $12,500.00 per month, and granted Mr. Cox options to purchase 25,000 common shares under the 1997 Employee Incentive Option Plan and non-qualified options to purchase 25,000 shares of common stock. Mr. Cox is subject to a confidentiality restriction during his employment and thereafter, and to non-solicitation restrictions with respect to customers and employees of BASi during his employment and for two years following termination.

The Company may, in its sole and absolute discretion, terminate Mr. Cox’s employment with the Company without cause, by providing ninety days’ written notice to Mr. Cox. In the event of a termination without cause, Mr. Cox will be paid his then current annual salary throughout the ninety-day notice period and for a period of six months thereafter, and will also be paid for all vacation time accrued as of the termination date. If Mr. Cox’s employment is terminated by the Company with cause (as defined in the Employment Agreement), the Company is not obligated to make any further payments to Mr. Cox.

Edward M. Chait Employment Agreement  On August 1, 2005, the Company entered into an Employment Agreement with Edward M. Chait, pursuant to which the Company agreed to employ Mr. Chait as the Executive Vice President, Chief Science Officer of the Company through July 31, 2007. After July 31, 2007, the Employment Agreement is automatically extended for successive one year periods, until such time as either Mr. Chait or the Company gives the other party ninety days’ written notice before the end of the term, at which time the Employment Agreement will expire at the end of the current term. The Company also agreed to pay Mr. Chait a base salary of $12,500.00 per month, and granted Mr. Chait options to purchase 25,000 common shares under the 1997 Employee Incentive Option Plan and non-qualified options to purchase 25,000 shares of common stock. Mr. Chait is subject to a confidentiality restriction during his employment and thereafter, and to non-solicitation restrictions with respect to customers and employees of BASi during his employment and for two years following termination.

At any time after July 31, 2007, the Company may, in its sole and absolute discretion, terminate Mr. Chait’s employment with the Company without cause, by providing ninety days’ written notice to Mr. Chait. In the event of a termination without cause, Mr. Chait will be paid his then current annual salary throughout the ninety-day notice period and for a period of six months thereafter, and will also be paid for all vacation time accrued as of the termination date. If Mr. Chait’s employment is terminated by the Company with cause (as defined in the Employment Agreement), the Company is not obligated to make any further payments to Mr. Chait.

Richard M. Shepperd Employment Agreement.  On September 25, 2006, Mr. Shepperd was elected as the President and Chief Executive Officer of BASi, and the Compensation Committee determined Mr. Shepperd’s compensation. On January 11, 2007, the Board of Directors ratified the decision of the Compensation Committee and approved a written Employment Agreement with Richard M. Shepperd to memorialize the terms approved by the Compensation Committee effective October 2, 2006, the date Mr. Shepperd began his active employment with BASi. Pursuant to the Employment Agreement, BASi agreed to employ Mr. Shepperd as the President and Chief Executive Officer of BASi through February 28, 2007. After February 28, 2007, the Employment Agreement is automatically extended for successive three-month periods, until such time as either Mr. Shepperd or BASi gives the other party thirty days’ written notice before the end of the term, at which time the Employment Agreement will expire at the end of the then-current term. BASi agreed to pay Mr. Shepperd a base salary of $35,000.00 per month, plus a quarterly bonus equal to 10% of BASi’s annual earnings before interest, taxes, depreciation and amortization, capped at $150,000 per quarter. Mr. Shepperd will also be eligible for a discretionary, performance-based bonus determined by the Board of Directors to be paid at the end of his term of service. In addition to reimbursement of business expenses in accordance with BASi’s standard reimbursement policies, Mr. Shepperd will be entitled to reimbursement for reasonable expenses for living quarters in the Lafayette, Indiana area during the term of his employment, travel to and from his residence in the Henderson, Nevada area once per month, Mr. Shepperd is subject to a confidentiality restriction during his employment and thereafter, and to non-solicitation restrictions with respect to customers and employees of BASi during his employment and for two years following termination.

BASi may, in its sole and absolute discretion, terminate Mr. Shepperd’s employment with BASi, with or without cause, by providing five days’ written notice to Mr. Shepperd. In the event of termination, Mr. Shepperd will be paid his salary and a pro-rata portion of any quarterly bonus through the termination date, and will also be paid for all vacation time accrued as of the termination date.

Equity Compensation Plan Information
BASi maintains stock option plans that allow for the granting of options to certain key employees and directors of BASi. The following table gives information about equity awards under the stock option plans of BASi:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan (excluding Securities Reflected in First Column)
Equity compensation plans approved
by security holders	353,870	$4.96	300,373
Equity compensation plans not approved
by security holders	50,000	$5.14	—
Total	403,870	$4.98	300,373

For additional information regarding BASi’s stock option plans, please see Note 8 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which is incorporated herein by reference.

Report of the Compensation and Incentive Stock Option Committee
William E. Baitinger, Leslie B. Daniels and David W. Crabb serve on the Compensation and Incentive Stock Option Committee (the “Compensation Committee”). The Compensation Committee has responsibility for the administration of BASi’s executive compensation program. None of BASi’s executive officers serves as a director of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated. The following report is submitted by the members of the Compensation Committee:

BASi’s executive compensation program is designed to align executive compensation with financial performance, business strategies and the values and objectives of BASi. BASi’s compensation philosophy is to ensure that the delivery of compensation, both in the short and long term, is consistent with the sustained progress, growth and profitability of BASi and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of BASi, and thereby enhance shareholder value, by linking the financial interests of BASi’s executives with those of its long-term shareholders. Under the guidance of BASi’s Compensation Committee, BASi has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

BASi’s executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

•
A base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of BASi.

•
Grants of options under BASi’s option plans reward executives when shareholder value is created through increase in the market value of BASi’s common shares. Stock option grants focus executives on managing BASi from the perspective of an owner with an equity position in the business.

Base Salary.  The salary, and any periodic increase thereof, of the President and Chief Executive Officer were and are determined by the Board of Directors of BASi, excluding Dr. Kissinger, based on recommendations made by the Compensation Committee. The salaries, and any periodic increases thereof, of all other executive officers are determined by the Board of Directors based on Compensation Committee recommendations.

BASi, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering both the BASi industry and other industries. The level of base salary compensation for officers and key executives is determined by both the scope of their responsibility and the salary ranges for officers and key executives of BASi established by the Board of Directors and the Compensation Committee. Periodic increases in base salary are dependent on the executive’s proficiency of performance in the individual’s position for a given period and on the executive’s competency, skill and experience. Base salary increases for eligible BASi staff were distributed in the first fiscal quarter of 2006.

Dr. Kissinger’s annual base salary for the period October 1, 2004 to December 1, 2004 was $104,200 with an adjustment to $108,376.08 on December 1, 2004. No additional increases have occurred in fiscal year 2006.

Bonus.  In years in which the after-tax net income of BASi exceeds an increase of 7% over the previous year’s after-tax net income, the Compensation Committee is authorized to award bonuses to any BASi employee at the Committee’s discretion. Bonuses may also be awarded at the discretion of the Board of Directors.

Option Plans.  Granting of options pursuant to BASi’s option plans is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, grants of options motivate executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in BASi’s common shares. In fiscal 2006 no options to purchase shares were awarded.

Respectfully submitted, William E. Baitinger, David W. Crabb and Leslie B. Daniels

Audit Committee Report
The Audit Committee of the Board of Directors (the “Audit Committee”), of which Messrs. Baitinger, Daniels and Crabb are currently members, is responsible for selecting our independent auditors, reviewing the scope of the audit engagement and the results of the audit, approving permitted non-audit services provided by our independent auditors, reviewing our internal disclosure processes, overseeing our financial reporting activities and the accounting practices and policies followed in such reporting, overseeing complaints by employees and others as to BASi’s financial reporting, and the compliance by our employees with applicable laws, and other matters as the Board of Directors or the Audit Committee deems appropriate. The Audit Committee met five times during the year ended September 30, 2006. In fulfilling its responsibilities, the Audit Committee has reviewed the audited financial statements contained in the annual Report on Form 10-K for the fiscal year ended September 30, 2006 with BASi’s management and the independent registered public accountants. These reviews included quality, not just acceptability, of accounting principles, reasonableness of significant judgments, and clarity of disclosures in financial statements. Management is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accountants, the matters required to be discussed by Statement on Auditing standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent registered public accountants their independence from BASi and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted, William E. Baitinger, David W. Crabb and Leslie B. Daniels

Stock Price Performance Graph
The following line graph compares yearly percentage change in the cumulative total share stockholder return on BASi’s common shares against the cumulative total return on the NASDAQ Composite Index and a composite index based on a group of nine publicly traded contract research and chemical instrumentation organizations (the “Peer Group Index”) for the period commencing September 30, 2001 and ending September 30, 2006.

The Peer Group Index is comprised of: Covalent Group, Inc.; Kendle International, Inc.; New Brunswick Scientific Co., Inc.; Molecular Devices; Pharmaceutical Product Development, Inc.; OI Corp.; Covance, Inc.; Gene Logic, Inc.; and Bio-Rad, Inc.

The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on September 30, 2000 in each of BASi, the NASDAQ Composite Index and the Peer Group Index.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BIOANALYTICAL SYSTEMS, INC., THE NASDAQ
COMPOSITE INDEX AND A PEER GROUP

* $100 invested on September 30, 2001 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

	2001	2002	2003	2004	2005	2006
Bioanalytical Systems, Inc.	100.00	52.91	73.65	94.01	92.98	90.07
Nasdaq Composite Index	100.00	80.97	120.85	131.16	150.08	159.80
Peer Index	100.00	79.76	92.15	140.13	192.60	244.80

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the BASi directors and executive officers and persons who beneficially own more than ten percent of BASi’s Common Shares to file with the Securities and Exchange Commission (”SEC”)reports showing ownership of and changes in ownership of BASi Common Shares and other equity securities. On the basis of information submitted by the BASi directors and executive officers, BASi believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal 2006 and (except as disclosed in prior years’ proxy statements) for prior years, except for the inadvertent failure of Mr. Baitinger to timely file one Form 4 report for three transactions.

Communications with the Board of Directors
Currently, BASi shareholders may send communications for the Board of Directors directly to Peter T. Kissinger, Chairman of the Board of Directors, under the “Ask Pete” portion of the BASi website found at www.bioanalytical.com. Any shareholder who desires to contact members of the Board of Directors, including non-management members as a group, may do so by writing to:

Corporate Secretary, Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
corporatesecretary@bioanalytical.com

The corporate secretary will collect all such communications and organize them by subject matter. Thereafter, each communication will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication. Communications addressed to the non-management members as a group will be forwarded to each non-management member of the board.

Contacting the Audit Committee
Any person who would like to contact BASi for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so by writing to:

Chairman of the Audit Committee, William E. Baitinger
700 Sugarhill Drive
West Lafayette, IN 47906
(765) 743-1023
auditcommittee@bioanalytical.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics.

SELECTION OF INDEPENDENT ACCOUNTANTS
The BASi Audit Committee engaged Crowe Chizek and Company LLC (“Crowe”) as BASi’s independent public accountants for the audit of financial statements for the year ending September 30, 2006. As previously reported by BASi on a Form 8-K filed with the SEC on September 14, 2006, BASi’s prior independent accountants, KPMG LLC (”KPMG”) resigned effective September 14, 2006. As reported on a Form 8-K filed with the SEC on November 1, 2006, the Audit Committee engaged Crowe on October 30, 2006.

The reports of KPMG for the fiscal years ended September 30, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the fiscal years ended September 30, 2005 and 2004 and through September 15, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the fiscal years ended September 30, 2006 and 2005, there were no reportable events (as defined in Regulation S-K, Item 304(a) (1) (v)), except for a material weakness in BASi’s internal control at June 30, 2006 which was identified by KPMG and disclosed in Item 9 in the BASi Annual Report on Form 10-K for the year ended September 30, 2006. KPMG noted certain conditions involving BASi’s internal control and its operation that KPMG considered to be “material weaknesses.” “Material weakness” was defined in a letter from KPMG to BASi as “a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected by the entity’s internal control.” The material weaknesses noted by KPMG consisted of a failure to set an appropriate ”tone at the top” to instill a company-wide attitude of control consciousness; failure to maintain adequate procedures for anticipating and identifying financial reporting risks and for reacting to changes in its operating environment that could have a material effect on financial reporting; failure to maintain adequately trained personnel to perform effective review of accounting procedures critical to financial reporting; and a lack of adequately trained finance and accounting personnel with the ability to apply U.S. generally accepted accounting principles associated with the impairment of certain long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Management concurred with the assessment of KPMG. KPMG discussed the matters described in this paragraph with the BASi Audit Committee. BASi authorized KPMG to respond fully to the inquiries of its successor accountant concerning these matters.

KPMG also communicated to the Audit Committee in the above-referenced letter that BASi had filed its Report on Form 10-Q for the three- and nine-month periods ended June 30, 2006, prior to the completion of its interim review. KPMG subsequently completed its interim review and BASi filed an amended report on Form 10-Q/A for the three- and nine-month periods ended June 30, 2006.

BASi engaged Crowe as its principal independent accountants effective as of October 30, 2006. At no time prior to October 30, 2006 had BASi consulted with Crowe regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the BASi financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Crowe are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of BASi’s financial statements.

Audit Fees	2006	2005
Aggregate fees for annual audit, quarterly reviews	$350,000	$365,000

Tax Fees	2006	2005
Income tax services related to compliance with tax laws	$100,000	$ 60,000

BASi policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

2.  OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors, Candice B. Kissinger Secretary January 17, 2007

SIDE A

REVOCABLE PROXY

Bioanalytical Systems, Inc.

Annual Meeting of Shareholders to Be Held Thursday, February 15, 2007

The undersigned shareholder of Bioanalytical Systems, Inc. (“BASi”) hereby appoints Peter T. Kissinger, Lina Reeves-Kerner, and each of them as proxy for the undersigned, to vote all shares of BASi which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”) of BASi to be held on Thursday, February 15, 2007, at 10:00 a.m., at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana, or any adjournment thereof, in connection with all votes taken on the following proposal, described in the Proxy Statement received by the undersigned with the Notice of the Meeting.

1.

Proposal 1 – Approval of the election of the following individuals to the Board of Directors of BASi: William E. Baitinger, David W. Crabb, Leslie B. Daniels, Candice B. Kissinger and Peter T. Kissinger.

For
Any shareholder may withhold authority to vote for any of the above-listed individuals by striking out the name of such individual.

Proxy must be signed and dated. See reverse side.

SIDE B

PRESENTLY NO OTHER BUSINESS IS SCHEDULED TO BE PRESENTED AT THE MEETING. HOWEVER, BY SIGNING THIS PROXY YOU ARE GIVING THE HOLDER OF THIS PROXY DISCRETIONARY AUTHORITY TO ACT IN ACCORDANCE WITH THE DIRECTION OF THE BOARD OF DIRECTORS ON SUCH MATTERS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 with respect to all votes taken on such proposal.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Meeting of Shareholders of the Company, the Proxy Statement, and the Company’s 2006 Annual Report is hereby acknowledged.

This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to the Company a later-dated Proxy, (ii) attending the Meeting and voting in person, or (iii) giving written notice of revocation to the secretary of the Company.

Please date this Proxy and sign it exactly as your name appears on your stock certificate. If the shares are jointly held, both shareholders must sign. If signing as attorney, executor, administrator, guardian, or in any other representative capacity, please give your full title as such.

DATED:	IF SHARES ARE JOINTLY HELD, BOTH SHAREHOLDERS MUST SIGN

(SIGNATURE)	(SIGNATURE)

PRINT NAME	PRINT NAME

ADDRESS	ADDRESS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN, AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

Do you plan to personally attend the Annual Meeting of Shareholders? Yes No